Exhibit 10.27

                          MEMORANDUM OF UNDERSTANDING
                                    BETWEEN
                            SUSTAINABLE POWER CORP.
                                      And
                          OIL & FOOD CORPORATION B.V.

                                February 6, 2009

This MEMORANDUM OF UNDERSTANDING ("MOU") is hereby made and entered into by and between Sustainable Power Corp., a Nevada Corporation ("SSTP"); and Oil & Food Corporation B.V., a Netherlands Corporation ("OFC"). All of the above may be collectively referred to as the PARTIES hereinafter and each of them as the PARTY.

WHEREAS, the PARTIES are entering into an arrangement relating but not limited to the development of green energy production from renewable fuel sources in the Continent of Africa with the intention of leading to various programs and projects; and

WHEREAS, each PARTY represents that it has developed and possesses certain information including technical and/or business information relevant to the various programs and projects, some of which it considers to be confidential ("Confidential Information"); and

WHEREAS, the PARTIES anticipate entering into more formal agreements to govern the relationship between themselves and others as is mutually determined in the future based upon further discussions and information;

NOW,  THEREFORE,  it  is  mutually  agreed  as  follows:


A.     PURPOSE

The purpose of this MOU is to continue to develop and expand a framework of cooperation between SSTP and OFC. Each of SSTP and OFC will exchange information relating to the other. SSTP will provide certain information relating to the Rivera Process, the costs associated with the development of facilities utilizing the process and other information which is confidential, and subject to the confidentiality provisions herein. At no time will the content of the catalyst be disclosed. OFC will provide information with respect to opportunities, infrastructure, government assistance, tax issues, legal and other matters relative to operations in (various countries of) the Continent of Africa.

B.     STATEMENT  OF  MUTUAL  BENEFIT  AND  INTERESTS:

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The  PARTIES  acknowledge  the  mutual benefits of potential development of SSTP facilities in various countries of the Continent of Africa and using SSTP fuels to either provide electricity or bio-fuels.

C.     IT  IS  MUTUALLY  UNDERSTOOD  AND AGREED BY AND BETWEEN THE PARTIES THAT:

          1. MODIFICATION: This MOU may be modified or amended by written agreement among the PARTIES hereto. Modifications within the scope of the instrument shall be made by mutual consent of the PARTIES, by the issuance of a written modification, signed and dated by all PARTIES, prior to any changes being performed. Additionally, any terms or conditions not stated in this MOU but expressly agreed to in a future MOU or contract signed by SSTP and OFC is considered integrated into this MOU, unless expressly otherwise agreed in writing.

          2. PARTICIPATION IN SIMILAR ACTIVITIES: This instrument in no way restricts the PARTIES from participating in similar activities with other public or private agencies, organizations, or individuals.

          3. EFFECTIVE DATE: This MOU is effective upon signature of the PARTIES and will remain in effect unless and until terminated as provide herein.

          4. NON-FUND OBLIGATING DOCUMENT: This instrument is neither a fiscal nor a funds obligation document. Any endeavor or transfer of anything of value involving reimbursement or contribution of funds between the PARTIES to this instrument will be handled in accordance with applicable laws, regulations, and procedures. Such endeavors will be outlined in separate agreements that shall be made in writing by representatives of the PARTIES and shall - to the extent required - be independently authorized by appropriate statutory authority. This instrument does not provide such authority.

          5. CONFIDENTIAL INFORMATION. Confidential Information shall be used only for evaluation purposes. Each PARTY hereby agrees to keep in confidence and not disclose to any third PARTY any Confidential Information disclosed by the other PARTY during the course of their dealings with each other, except as hereinafter provided. Confidential Information may be disclosed to employees or contractors of the recipient who have a need to know such information and who have legally enforceable nondisclosure obligations. Confidential Information shall not be reproduced in any form except as required to accomplish the purpose of this MOU. Any information so disclosed shall be in writing and marked as "Confidential Information" or, if disclosed verbally, shall be identified as confidential when disclosed and reduced to writing, as appropriate, within thirty days and marked as "Confidential Information." Unless otherwise agreed to in writing, neither PARTY shall

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     have  any  obligations  of  confidentiality under this MOU after five years from the disclosure of Confidential Information, except that any Confidential Information identified by the disclosing PARTY as a trade secret shall be safe guarded against unauthorized use or disclosure in perpetuity. Confidential Information shall not include information that:

          1.   is or becomes  publicly  available  through  no  fault  of either
               PARTY;

          2. was known by either PARTY prior to receipt of such Confidential Information pursuant to this Agreement;

          3. is independently developed by or for either PARTY without use of the relevant Confidential Information;

          4. is disclosed to either PARTY on a non-restrictive basis without misappropriation of any trade secrets and without any direct or indirect breach of confidentiality;

          5    is required  by  law  to  be  disclosed;  or

          6. is required to be disclosed to parties with the objective to inform them on the potential of the relevant project(s) referred to sub A ("PURPOSE") above, provided (any of) such party/parties has/have legally enforceable nondisclosure obligations.

          7. is required to be disclosed to debt and/or equity financiers in view of their (potential) financing of the relevant project(s) referred to sub A ("PURPOSE") above, provided (any of) such financier(s) has/have legally enforceable nondisclosure obligations.

     6.  PRINCIPAL  CONTACTS:  The  principal  contacts for this instrument are:

               SUSTAINABLE  POWER  CORP
               M.  Richard  Cutler
               President  and  CEO
               7100  Hwy  146  South
               Baytown,  TX  77520
               Voice  +1  (706)  737-6600
               Fax  +1  (706)  738-1966
               Cell  +1  (706)  231-1353
               Email  rcutler@SSTP.us

               OIL  &  FOOD  CORPORATION  B.V.
               Pieter  H.  Bolland
               President
               Vijfsprongweg  124
               NL  6741  JC  Lunteren
               The  Netherlands
               Cell  +31-653-160-611
               Email:  pieter.h.bolland@xs4all.nl

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          7.  TERMINATION:  This  MOU  will  expire  one  year  from the date of execution unless renewed by mutual agreement of the PARTIES. This MOU may be terminated at any time by mutual agreement of all PARTIES. Expiration or termination would affect only pursuit of new projects under the MOU. Projects underway will be governed by the specific individual agreements anticipated above.

AGREED  TO  BY:



\s\ M. Richard Cutler                         \s\ Pieter H. Bolland
---------------------                         ---------------------
M. Richard Cutler, President and CEO          Pieter  H.  Bolland, Director
Sustainable  Power  Corp.                     Oil  &  Food  Corporation  B.V.

On this date: February  6,  2009              On this date: February 6, 2009